AGREEMENT

THIS AGREEMENT (“Agreement”) dated May 9, 2006, is between Uranium Power Corp., a British of Columbia corporation ("UPC") and U.S. Energy Corp., a Wyoming corporation ("USE"), and a joint venture between USE and Crested Corp., a Colorado corporation ("Crested"), the joint venture between USE and Crested is referred to herein as "USECC" and USE, Crested and USECC are collectively referred to herein as the "USE Parties".

RECITALS

WHEREAS, on April 15, 2006 UPC entered into an Amended and Restated Option and Joint Venture Agreement - Sahara Mine Property, Emery County, Utah (the “Sahara Agreement”), which is attached as Exhibit A, with Uranium Group LLC in an area called the Green River South, whereby UPC has the right to earn a 70% undivided participating interest in the venture and property as an initial option and an additional option to earn an additional 15% undivided participating interest in the venture and property;

WHEREAS; the USE Parties own 10 unpatented lode mining claims in an area called the Green River North, which claims are described on Exhibit B;

WHEREAS, UPC and the USE Parties desire to transfer 50% of their respective ownership in the Green River South and the Green River North properties to each other and to develop the properties pursuant to joint mining venture agreements;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, UPC and the USE Parties agree to the following terms and conditions:

1.	UPC agrees to transfer 50% of its ownership in the Sahara Agreement and the Green River South properties to the USE Parties.

2.	The USE Parties agree to transfer 50% of its ownership in the Green River North properties to UPC.

3.
UPC agrees to provide the first $500,000 in expenditures to the joint venture, USE Parties agree to provide the next $500,000 in expenditures to the joint venture and thereafter UPC and the USE Parties will fund all expenditures on a 50% UPC and 50% the USE Parties basis.

4.
The UPC stock to be paid to the Uranium Group LLC pursuant to the Sahara Agreement as specified in Section 3.1.3 Initial Option and Section 3.4 Additional Option shall be valued as between UPC and the USE Parties as the actual UPC stock price at the time of payment or $1.00/share, which ever is less, such amount in Canadian currency. The USE Parties shall have the option to pay this amount to UPC by cash, UPC stock or USE stock.

5.
UPC and the USE Parties will form two separate joint ventures; one for the Green River South properties and one for the Green River North properties. The Green River South joint venture agreement shall be between the Uranium Group LLC, UPC and the U.S. Energy Parties and the terms and conditions shall be consistent with the Sahara Agreement. The Green River North joint venture agreement shall be between UPC and the USE Parties and the terms and condition shall be consistent with other joint venture agreements between UPC and the U.S. Parties. However, for purposes of calculating expenditure commitments, the two joint ventures shall be considered as one.

6.	The joint ventures will be managed by a Management Committee with equal representation from each of UPC and the USE Parties.

7.
The USE Parties will be the Operator of the joint ventures, reporting to the Management Committee and may charge a minimum of cost plus 10% for its services and materials and 2% of the direct costs associated with contract work related to development and mining and purchase of capital equipment furnished to the joint ventures as provided in joint venture agreements to be executed by UPC and the USE Parties.

8.
The parties to the joint venture agreements shall contribute to the costs and expenses and share in the joint venture in proportion to their respective participating interests, as they may from time to time then appear.

9.	This Agreement may be terminated at any time by the mutual written consent of parties or in accordance to the joint venture agreement.

10.
The parties intend that neither this Agreement nor the joint venture agreements contemplated hereunder shall create a partnership or mining partnership between UPC, the USE Parties and/or the Uranium Group LLC. Rather their relationship is one of covenants and the liability of the parties shall be several and not joint or collective.

11.	UPC represents that it has received approval from its Board of Directors prior to the execution of this Agreement.

12.	The USE Parties represent that they have received approval from their respective Board of Directors prior to the execution of this Agreement.

13.
Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax, three days after being mailed by first class mail, or one day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, at the following address or fax number for such party (or at such other address or fax number as shall hereafter be specified by such party by like notice):

(a) If to the USE Parties

Mark J. Larsen,
President
877 North 8th West
Riverton, WY 82501
Phone: (307) 856-9271
Fax: (307) 857-3050
E-Mail: mark@usnrg.com

(b) If to UPC

Rahoul Sharan,
President
3rd Floor - Bellevue Centre
235 - 15th Street
West Vancouver, BC
CANADA V7T 2X1
Phone: (604) 921-1810
Fax: (604) 921-1898
E-Mail: rahoul@axion.net

15. Miscellaneous.

(a) This Agreement shall constitute the whole agreement and understanding between UPC and the USE Parties as to the subject matter of this Agreement and supersedes any other prior agreements or understandings whether written or oral between UPC and the USE Parties.

(b) This Agreement may be modified only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

(c) The waiver by either UPC or the USE Parties of a breach of any provision of this Agreement by the other shall neither operate as nor be construed as a waiver of any subsequent breach.

(d) In the event that any condition or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant or condition. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

(e) This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement.

(f) This Agreement shall be interpreted in accordance with the laws of the State of Wyoming.

(g) The terms and provisions hereof shall inure to the benefit of and shall be binding upon the permitted successors and assigns of the parties.

(h) In the event either party to this Agreement shall be required to institute any suit or legal action to enforce any of the provisions of this Agreement, then the prevailing party shall be allowed, in addition to such relief as awarded by the court, reasonable attorney's fees and court costs in prosecuting that action.

(i) This agreement is subject to filing with the TSX Venture Exchange and UPC receiving confirmation that it has been accepted for filing.

(Remainder of the page intentionally blank.)

This Agreement is executed to be effective on the date first shown above.

URANIUM POWER GROUP

By  Rahoul Sharan

Its  President

U.S. ENERGY CORP.

By  Mark J. Larsen

Its  President

U.S. ENERGY CORP. and CRESTED CORP. dba as USECC, a JOINT VENTURE

U.S. ENERGY CORP.

By  Mark J. Larsen

Its  President

CRESTED CORP.

By  /s/ Harold F. Herron

Its  President

				EXHIBIT "B"

State	Name	No.	Sect	Twp	Rge	County	Book/Page	Serial #
UT	Hollie	1	23	21S	14E	Emery	266/799	UMC373945
UT	Hollie	2	23	21S	14E	Emery	266/800	UMC373946
UT	Hollie	3	23	21S	14E	Emery	266/801	UMC373947
UT	Hollie	4	23	21S	14E	Emery	266/802	UMC373948
UT	Hollie	5	23	21S	14E	Emery	266/803	UMC373949
UT	Hollie	6	23	21S	14E	Emery	266/804	UMC373950
UT	Hollie	7	23	21S	14E	Emery	266/805	UMC373951
UT	Hollie	8	23	21S	14E	Emery	266/806	UMC373952
UT	Hollie	9	23	21S	14E	Emery	266/807	UMC373953
UT	Hollie	10	23	21S	14E	Emery	266/808	UMC373954